Exhibit 10.14
AMENDMENT TO ARAMARK AGREEMENT RELATING TO EMPLOYMENT AND POST-EMPLOYMENT COMPETITION
This Agreement (the “Agreement”) is made effective as of January 31, 2023, between Aramark (“Aramark” or “Company”) and Angela J. Kervin (the “Employee”).
WHEREAS, Aramark and Employee are parties to that certain Aramark Agreement Relating to Employment and Post-Employment Competition dated December 22, 2022 (the “ELC Agreement”);
WHEREAS, Aramark and Employee wish to modify certain provisions of the ELC Agreement that deal with Employee’s relocation to the Atlanta Metropolitan Area and her potential relocation back to Argyle, Texas in the event of a Spin Trigger Termination, as that term is defined in the ELC Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aramark and the Employee do hereby agree as follows:
1.    Subsection A.1.b of Article 6 of the ELC Agreement is hereby amended to add the following subparagraph 6.A.1.b.iii after subparagraph 6.A.1.b.ii:
(iii)    Relocation benefits to facilitate Employee’s relocation to Argyle, Texas, pursuant to Aramark’s Domestic Relocation Policy for Tier 1 employees, to the extent Employee elects to relocate to Argyle, Texas, within one year of her Spin Trigger Termination. If Employee foregoes all or part of these relocation benefits, she will not receive cash in lieu of these benefits.
2.    Subsection B of Article 6 of the ELC Agreement is hereby amended to read as follows:
B.    “Termination for “Cause” shall be defined as termination of employment due to: (i) conviction of or entry of a plea of guilty or nolo contendere to a felony (or any similar crime for purposes of laws outside the United States), (ii) fraud or dishonesty, (iii) willful failure to perform assigned duties, (iv) willful violation of Aramark’s Business Conduct Policy, (v) intentionally working against the best interests of Aramark, or (vi) failure to relocate your principal residence to the Atlanta, Georgia metropolitan area on or before January 1, 2025.”
3.    Aramark and the Employee each acknowledge and agree that upon execution of this Agreement, on and after the date of this Agreement, the ELC Agreement will otherwise continue in full force and effect as amended by this Agreement in accordance with its terms.
IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be signed as of the date first above written.

ARAMARK		EMPLOYEE

By:	/s/ Abigail Charpentier	By:	/s/ Angela J. Kervin
	Abigail Charpentier		Angela J. Kervin
SVP & Chief Human Resources Officer